The Mexico Fund, Inc.

CONTACT:	Eduardo Solano
Investor Relations
Vice President
The Mexico Fund, Inc.
011-52-55-5282-8900

CONTACT:	Patricia Baronowski
The Altman Group
212-400-2604

FOR IMMEDIATE RELEASE

MEXICO FUND ANNOUNCES ACTIONS TO ADDRESS STOCK PRICE DISCOUNT

Washington, D.C., May 15, 2009 — The Mexico Fund, Inc. (NYSE: MXF) announced today that its Board of Directors (“Board”) adopted the following statement on behalf of the Fund:

The Mexico Fund, Inc.

Actions to Address Stock Price Discount

Introduction

The Mexico Fund, Inc. (the “Fund”) has as its investment objective long-term capital appreciation through investment in securities, primarily equity, listed on the Mexican Stock Exchange. In addition to the performance of the Fund’s net asset value (“NAV”) consistent with its stated objective, the Fund has sought to narrow the discount to NAV at which Fund shares trade on the New York Stock Exchange. The periodic in-kind repurchase program implemented by the Fund in 2002, following receipt of stockholder approval of the fundamental policy authorizing the repurchase program and an order of exemptive relief from the Securities and Exchange Commission, initially appeared to be effective in partially addressing the stock price discount.

On April 30, 2009, the Fund filed a definitive proxy statement seeking stockholder approval to eliminate the fundamental policy governing the Fund’s periodic in-kind repurchase offers (“Policy”) at a special meeting of stockholders to be held on May 29, 2009 (“Special Meeting”). In the view of the Board of Directors (“Board”) of the Fund, the Policy no longer achieves its intended purpose.

The purpose of this statement is to assure Fund Stockholders that the proposed elimination of the Policy is not an abandonment by the Fund or the Board of efforts to reduce the stock price discount. The Board intends to have the Fund take the following actions as part of a consolidated strategy to reduce the stock price discount. The Board is committed to the following actions:

Resumption of Quarterly Distributions at an Annualized Rate of 10% of NAV

In September 2008, the Fund implemented its Managed Distribution Plan (“MDP”) pursuant to which the Fund may make quarterly cash distributions to stockholders, each of which may include capital gains distributions. The Board intends to restore and maintain quarterly distributions under the MDP to an annual rate of 10% of NAV.

Distributions under the MDP may involve a return of capital to stockholders. Stockholders who periodically receive the payment of a dividend or other distribution consisting of a return of capital may be under the impression that they are receiving net profits when they are not. Stockholders should not assume that the source of a distribution from the Fund is net profit. In order to address this concern, the Board routinely issues a statement with each distribution indicating the source of each distribution at the time the distribution is made.

Stockholders may increase their holdings of Fund shares through participation in the Fund’s Dividend Reinvestment Plan (“DRIP”), through which distributions received in the MDP may be reinvested directly in additional Fund shares.

Conditional In-Kind Tender Offer

The Board intends to authorize an in-kind tender offer to acquire 15% of the Fund’s outstanding shares at a price of 98% of the Fund’s NAV on the pricing date for the tender offer in exchange for a pro-rata “slice” of the Fund’s portfolio securities if, during a 12-week measuring period following the elimination of the Policy, the Fund trades at a volume-weighted average discount to NAV of greater than 10% during the period.

If the Policy is eliminated at the Special Meeting, rolling 12-week periods will be measured beginning immediately thereafter.

Open Market Share Repurchases

The Fund is permitted to repurchase shares of its stock in the open market. Upon elimination of the Policy at the Special Meeting, the Board intends to authorize the Fund’s investment adviser to repurchase up to 10% of the Fund’s outstanding common stock in open market transactions during any 12 month period if and when Fund shares trade at a price which is at a discount of at least 10% to NAV.

* * * * * *

The Board will issue more information and details regarding the MDP, the conditional in-kind tender offer, and open market share repurchases following final action being taken at the Special Meeting, including any adjournments thereof.

Approved May 15, 2009

For further information, contact the Fund’s Investor Relations office at 011-52-55-5282-8900, or by email at investor-relations@themexicofund.com.

The Mexico Fund, Inc. is a non-diversified closed-end management investment company with the investment objective of long-term capital appreciation through investments in securities, primarily equity, listed on the Mexican Stock Exchange. The Fund provides a vehicle to investors who wish to invest in Mexican companies through a managed non-diversified portfolio as part of their overall investment program.

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Fund’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Fund’s filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Fund undertakes no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by The Mexico Fund or any other person that the events or circumstances described in such statement are material.

END OF PRESS RELEASE

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